AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


                  Amendment No. 2 to Employment Agreement, effective as of March 28, 1997, by and between Gary S. Glatter ("Glatter") and H.E.R.C. Products Incorporated ("Corporation").

                  WHEREAS,   Glatter  and  the   Corporation   entered  into  an
Employment Agreement dated as of January 1, 1994, as amended ("Employment Agreement"); and

                  WHEREAS, Glatter and the Corporation wish to further amend the Employment Agreement to provide for the terms of the severance of Glatter's employment.

                  NOW, THEREFORE, in consideration of the covenants set forth herein, it is agreed:

                  1. Through June 30, 1997, all the terms of the Employment Agreement, prior to this Amendment, shall remain in full force and effect.

                  2. As compensation after June 30, 1997, in substitution of the provisions of Sections 3.1 (Base Salary) and 3.2 (Bonus) of the Employment Agreement, the Corporation will pay Glatter the following amounts:

                           (a)  On  the  first  day  of  each  month,  from  and
including July 1, 1997 through December 31, 1997, the Corporation will pay Glatter $7,500; and

                           (b)  On  the  first  day  of  each  month,  from  and
including January 1, 1998 through December 31, 1998, the Corporation will pay Glatter $5,000.

                  3. In substitution of the provisions of Section 3.3 (Benefits) after June 30, 1997, the Corporation will provide Glatter with his current family medical and dental insurance coverage in the manner provided under the COBRA rules and regulations after June 30, 1997 through December 31, 1998.

                  4. Section 3.5 of the Employment Agreement shall remain operative through October 31, 1997. In addition, Glatter shall have the right to purchase on or before November 1, 1997 from the Corporation the 1995 WindStar Van which he is currently using and all its accessories at the lesser of book value on the books of the Corporation or dealer wholesale "blue book" value on the date of purchase.

                  5. Section 4 is amended as provided in the separate Option Agreement, as amended.

                  6. Section 5 is amended to provide that the term shall continue through June 30, 1997.

                  7. Section 8 is amended to provide that Glatter shall be deemed to have resigned as a director and officer of the Corporation and any subsidiary or affiliate of the Corporation on June 30, 1997.
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                  8.  Sections  1,  2,  3.4,  3.6,  6  and 7 of  the  Employment
Agreement shall cease to be operative on and after July 1, 1997. Except as modified in this Amendment, all the other terms of the Employment Agreement, including, but not limited to, Sections 3.8 and 9 thereof, shall remain in full force and effect after June 30, 1997.

                  9. Terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Option Agreement.

                                      H.E.R.C. PRODUCTS INCORPORATED



                                      By:  /s/ S. Steven Carl
                                         ---------------------------------------
                                         S. Steven Carl, Chief Executive Officer


                                      /s/ Gary S. Glatter
                                      ------------------------------------------
                                                   GARY S. GLATTER
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